Exhibit 99.1

Everbridge Announces Third Quarter 2019 Financial Results

Third Quarter Revenue Increased 35% Year-over-Year

Burlington, Mass – November 4, 2019 – Everbridge, Inc. (NASDAQ: EVBG), the leader in critical event management (CEM), today announced its financial results for the third quarter ended September 30, 2019.

“We exceeded our revenue and profitability guidance while also delivering an impressive list of achievements in the third quarter,” said David Meredith, Chief Executive Officer of Everbridge. “During the quarter, we closed the largest state deal in our history, our largest IT alerting win, and signed a record number of new Critical Event Management customers, including our first Federal government CEM customer, while also scaling our business internationally. We benefited from the power of partnerships in several transactions to complement our direct sales efforts and expect to further leverage channel relationships to extend our sales reach as we look forward.”

Third Quarter 2019 Financial Highlights

•	Total revenue was $52.5 million, an increase of 35% compared to $38.9 million for the third quarter of 2018.

•	GAAP operating loss was $(12.1) million, compared to a GAAP operating loss of $(7.2) million for the third quarter of 2018.

•

Non-GAAP operating loss was $(0.7) million, compared to non-GAAP operating loss of $(1.8) million for the third quarter of 2018. Non-GAAP operating loss excludes stock-based compensation and amortization of intangible assets related to acquisitions.

•

GAAP net loss was $(12.9) million, compared to $(8.5) million for the third quarter of 2018. GAAP net loss per share was $(0.39), based on 33.5 million basic and diluted weighted average common shares outstanding, compared to $(0.29) for the third quarter of 2018, based on 29.5 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net loss was $(1.5) million, compared to $(3.1) million in the third quarter of 2018. Non-GAAP net loss per share was $(0.04), based on 33.5 million basic and diluted weighted average common shares outstanding, compared to $(0.10) for the third quarter of 2018, based on 29.5 million basic and diluted weighted average common shares outstanding. Non-GAAP net loss excludes stock-based compensation and amortization of intangible assets related to acquisitions.

•

Adjusted EBITDA was $1.6 million, compared to $0.2 million in the third quarter of 2018. Adjusted EBITDA represents net loss before interest income and interest expense, income tax expense and benefit, depreciation and amortization expense and stock-based compensation expense.

•	Cash flow from operations was an inflow of $12.3 million compared to an inflow of $0.7 million for the third quarter of 2018.

•

Free cash flow was an inflow of $9.9 million compared to an outflow of $(2.4) million for the third quarter of 2018. Free cash flow is cash flow from operations, less cash used for capital expenditures and additions to capitalized software development costs.

Recent Business Highlights

•	Ended the quarter with 4,851 global enterprise customers, up from 4,267 at the end of the third quarter of 2018.

•

Completed the acquisition of NC4, a leading global provider of threat intelligence solutions, creating the industry’s only end-to-end critical event management and threat assessment platform to keep people safe and business operations running.

•

Awarded a five-year contract with the State of California to provide an alert and warning system as part of an overall upgrade of the state’s current 9-1-1 system to a new Next Generation 911 emergency alerting platform in partnership with Atos Public Safety LLC and a team of network service providers.

•	Selected as the winning bidder for a significant new countrywide population alerting system by a country outside of Europe, adding to recent countrywide wins in Australia and Singapore.

•	Completed deployment of Iceland’s national alerting system to become the first population alerting provider to support four European countries: Greece, Iceland, the Netherlands and Sweden.

•

Launched Critical Event Management for Supply Chain, combining Everbridge’s risk intelligence, visualization and alerting capabilities to assess supply chain risk events and mitigate or eliminate their potential impact.

•

Announced the large-scale deployment of its Mass Notification product as part of a major overhaul of the City of Los Angeles’ NotifyLA emergency alert program, including the addition of a more robust Wireless Emergency Alerts capability.

•	Announced a partnership with RiskBand, a leading provider of wearable, live-monitored safety devices for organizations and their workers, who may not always have ready access to a mobile phone.

•	Welcomed Vernon Irvin to the company as Chief Revenue Officer. In this role, Irvin leads the global sales and field services organization.

Business Outlook

Based on information available as of today, Everbridge is issuing guidance for the fourth quarter and full year 2019 as indicated below.

	Fourth Quarter 2019			Full Year 2019
Total Revenue	$56.1	to	$56.4	$199.9	to	$200.2
GAAP net income/(loss)	$(15.9)		$(15.6)	$(55.0)		$(54.7)
GAAP net income/(loss) per share	$(0.47)		$(0.46)	$(1.67)		$(1.66)
Non-GAAP net income/(loss)	$1.3		$1.6	$(7.3)		$(7.0)
Non-GAAP net income/(loss) per share	$0.04		$0.05	$(0.22)		$(0.21)
Basic and diluted weighted average shares outstanding	34.0		34.0	33.0		33.0
Adjusted EBITDA	$4.9		$5.2	$5.0		$5.3

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge Third Quarter 2019 Financial Results Conference Call
When:	Monday, November 4, 2019
Time:	4:30 p.m. ET
Live Call:	(866) 439-5043, domestic
(409) 220-9843, international
Replay:	(855) 859-2056, passcode 8149677, domestic
(404) 537-3406, passcode 8149677, international
Webcast (live & replay):	http://ir.everbridge.com

About Everbridge, Inc.

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to keep people safe and businesses running. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events such as IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, more than 4,800 global customers rely on the company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication devices, and track progress on executing response plans. The company’s platform sent over 2.8 billion messages in 2018, and offers the ability to reach 500 million people in more than 200 countries and territories including the entire mobile populations on a country-wide scale in Australia, Sweden, the Netherlands, Singapore, Greece, and a number of the largest states in India. The company’s critical communications and enterprise safety applications include Mass Notification, Incident Management, Safety Connection™, IT Alerting, Visual Command Center®, Public Warning, Crisis Management, Community Engagement™ and Secure Messaging. Everbridge serves 9 of the 10 largest U.S. cities, 8 of the 10 largest U.S.-based investment banks, 46 of the 50 busiest North American airports, 6 of the 10 largest global consulting firms, 6 of the 10 largest global automakers, all 4 of the largest global accounting firms, 9 of the 10 largest U.S.-based health care providers, and 5 of the 10 largest U.S.-based health insurers. Everbridge is based in Boston and Los Angeles with additional offices in Lansing, San Francisco, Washington, Beijing, Bangalore, Kolkata, London, Munich, Oslo, Singapore, Stockholm and Tilburg. For more information, visit www.everbridge.com, read the company blog, and follow on LinkedIn, Twitter, and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, adjusted EBITDA, and free cash flow.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the fourth quarter of 2019 and the full fiscal year 2019. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Jeff Young

Everbridge

jeff.young@everbridge.com

781-859-4116

Investor Contact:

Garo Toomajanian

ICR

ir@everbridge.com

818-230-9712

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$194,742	$59,978
Restricted cash	1,026	90
Short-term investments	—	45,541
Accounts receivable, net	51,824	41,107
Prepaid expenses	10,347	4,890
Deferred costs and other current assets	10,548	10,909

Total current assets	268,487	162,515
Property and equipment, net	6,029	4,650
Capitalized software development costs, net	14,092	12,893
Goodwill	90,706	48,382
Intangible assets, net	70,624	23,197
Restricted cash	3,347	—
Deferred costs and other assets	26,423	10,543

Total assets	$479,708	$262,180

Current liabilities:
Accounts payable	$8,832	$2,719
Accrued payroll and employee related liabilities	19,674	17,108
Accrued expenses	5,481	5,565
Deferred revenue	112,058	92,738
Note payable	—	427
Other current liabilities	6,482	1,490

Total current liabilities	152,527	120,047
Long-term liabilities:
Deferred revenue, noncurrent	4,371	2,898
Convertible senior notes	97,764	94,097
Deferred tax liabilities	1,197	1,032
Other long term liabilities	12,751	1,948

Total liabilities	268,610	220,022

Stockholders’ equity:
Common stock	34	30
Additional paid-in capital	404,676	194,866
Accumulated deficit	(186,788)	(147,670)
Accumulated other comprehensive loss	(6,824)	(5,068)

Total stockholders’ equity	211,098	42,158

Total liabilities and stockholders’ equity	$479,708	$262,180

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenue	$52,547	$38,925	$143,771	$105,266
Cost of revenue	16,454	12,296	45,174	33,488

Gross profit	36,093	26,629	98,597	71,778
	68.69%	68.41%	68.58%	68.19%
Operating expenses:
Sales and marketing	21,903	16,348	63,989	51,303
Research and development	12,877	10,350	37,164	30,548
General and administrative	13,435	7,130	34,457	23,609

Total operating expenses	48,215	33,828	135,610	105,460

Operating loss	(12,122)	(7,199)	(37,013)	(33,682)

Other income (expense), net:
Interest and investment income	1,032	460	3,541	1,316
Interest expense	(1,697)	(1,592)	(4,986)	(4,736)
Other expense, net	(35)	(33)	(129)	(237)

Total other income (expense), net	(700)	(1,165)	(1,574)	(3,657)

Loss before income taxes	(12,822)	(8,364)	(38,587)	(37,339)
Income taxes, net	(99)	(86)	(531)	(371)

Net loss	$(12,921)	$(8,450)	$(39,118)	$(37,710)

Net loss per share attributable to common stockholders:
Basic	$(0.39)	$(0.29)	$(1.19)	$(1.30)
Diluted	$(0.39)	$(0.29)	$(1.19)	$(1.30)

Weighted-average common shares outstanding:
Basic	33,524,771	29,460,156	32,941,826	28,918,304
Diluted	33,524,771	29,460,156	32,941,826	28,918,304

Other comprehensive income (loss):
Foreign currency translation adjustment, net of taxes	(2,049)	81	(1,756)	(2,570)

Total comprehensive loss	$(14,970)	$(8,369)	$(40,874)	$(40,280)

Stock-based compensation expense included in the above:
(in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Cost of revenue	$509	$312	$1,356	$1,877
Sales and marketing	2,423	1,180	7,338	7,147
Research and development	1,732	1,091	5,560	5,606
General and administrative	3,637	958	9,840	5,627

Total stock-based compensation	$8,301	$3,541	$24,094	$20,257

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(12,921)	$(8,450)	$(39,118)	$(37,710)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,492	3,844	13,192	10,172
Amortization of deferred costs	1,879	1,415	5,486	3,928
Accretion of interest on convertible senior notes	1,243	1,161	3,667	3,435
Provision for doubtful accounts and sales reserve	253	134	642	158
Stock-based compensation	8,301	3,495	24,094	20,007
Other non-cash adjustments	115	(52)	(47)	(345)
Changes in operating assets and liabilities:
Accounts receivable	(7,018)	(4,103)	(8,405)	1,524
Prepaid expenses	(1,683)	(428)	(5,144)	(2,439)
Deferred costs	(4,040)	(2,793)	(8,438)	(6,991)
Other assets	841	(579)	924	(1,584)
Accounts payable	3,649	(206)	7,318	(113)
Accrued payroll and employee related liabilities	4,838	1,804	1,974	2,109
Accrued expenses	423	(1,187)	(296)	(621)
Deferred revenue	10,850	6,176	12,373	7,237
Other liabilities	121	445	632	457

Net cash provided by (used in) operating activities	12,343	676	8,854	(776)

Cash flows from investing activities:
Capital expenditures	(542)	(441)	(4,417)	(855)
Proceeds from landlord reimbursement	—	—	1,143	—
Payment for acquisition of business, net of acquired cash	(51,655)	—	(58,419)	(35,857)
Purchase of short-term investments	—	(26,777)	(1,975)	(57,709)
Maturities of short-term investments	3,500	3,424	47,765	74,069
Additions to intangibles	—	(16)	—	(184)
Additions to capitalized software development costs	(1,918)	(2,684)	(5,867)	(6,722)

Net cash used in investing activities	(50,615)	(26,494)	(21,770)	(27,258)

Cash flows from financing activities:
Restricted stock units withheld to settle employee tax withholding liability	(4,082)	(4,149)	(4,531)	(7,921)
Proceeds from public offering, net of costs	—	—	139,110	—
Proceeds from employee stock purchase plan	1,054	877	2,337	1,758
Proceeds from stock option exercises	2,335	2,986	15,822	8,821
Other	—	(120)	(548)	(635)

Net cash provided by (used in) financing activities	(693)	(406)	152,190	2,023

Effect of exchange rates on cash, cash equivalents and restricted cash	(175)	(81)	(227)	(746)

Net increase (decrease) in cash, cash equivalents and restricted cash	(39,140)	(26,305)	139,047	(26,757)
Cash, cash equivalents and restricted cash—beginning of period	238,255	102,599	60,068	103,051

Cash, cash equivalents and restricted cash—end of period	$199,115	$76,294	$199,115	$76,294

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Cost of revenue	$16,454	$12,296	$45,174	$33,488
Amortization of acquired intangibles	(640)	(389)	(1,330)	(1,022)
Stock-based compensation	(509)	(312)	(1,356)	(1,877)

Non-GAAP cost of revenue	$15,305	$11,595	$42,488	$30,589

Gross profit	$36,093	$26,629	$98,597	$71,778
Amortization of acquired intangibles	640	389	1,330	1,022
Stock-based compensation	509	312	1,356	1,877

Non-GAAP gross profit	$37,242	$27,330	$101,283	$74,677
Non-GAAP gross margin	70.87%	70.21%	70.45%	70.94%

Sales and marketing	$21,903	$16,348	$63,989	$51,303
Stock-based compensation	(2,423)	(1,180)	(7,338)	(7,147)

Non-GAAP sales and marketing	$19,480	$15,168	$56,651	$44,156

Research and development	$12,877	$10,350	$37,164	$30,548
Stock-based compensation	(1,732)	(1,091)	(5,560)	(5,606)

Non-GAAP research and development	$11,145	$9,259	$31,604	$24,942

General and administrative	$13,435	$7,130	$34,457	$23,609
Amortization of acquired intangibles	(2,530)	(1,464)	(5,082)	(3,461)
Stock-based compensation	(3,637)	(958)	(9,840)	(5,627)

Non-GAAP general and administrative	$7,268	$4,708	$19,535	$14,521

Total operating expenses	$48,215	$33,828	$135,610	$105,460
Amortization of acquired intangibles	(2,530)	(1,464)	(5,082)	(3,461)
Stock-based compensation	(7,792)	(3,229)	(22,738)	(18,380)

Non-GAAP operating expenses	$37,893	$29,135	$107,790	$83,619

Operating loss	$(12,122)	$(7,199)	$(37,013)	$(33,682)
Amortization of acquired intangibles	3,170	1,853	6,412	4,483
Stock-based compensation	8,301	3,541	24,094	20,257

Non-GAAP operating loss	$(651)	$(1,805)	$(6,507)	$(8,942)

Net loss	$(12,921)	$(8,450)	$(39,118)	$(37,710)
Amortization of acquired intangibles	3,170	1,853	6,412	4,483
Stock-based compensation	8,301	3,541	24,094	20,257

Non-GAAP net loss	$(1,450)	$(3,056)	$(8,612)	$(12,970)

Weighted average common shares outstanding, basic and diluted	33,524,771	29,460,156	32,941,826	28,918,304

Non-GAAP net loss per share	$(0.04)	$(0.10)	$(0.26)	$(0.45)

Net loss	$(12,921)	$(8,450)	$(39,118)	$(37,710)
Interest and investment (income) expense, net	665	1,132	1,445	3,420
Income taxes, net	99	86	531	371
Depreciation and amortization	5,492	3,844	13,192	10,172

EBITDA	(6,665)	(3,388)	(23,950)	(23,747)
Stock-based compensation	8,301	3,541	24,094	20,257

Adjusted EBITDA	$1,636	$153	$144	$(3,490)

Net cash provided by (used in) operating activities	$12,343	$676	$8,854	$(776)
Capital expenditures	(542)	(441)	(4,417)	(855)
Additions to capitalized software development costs	(1,918)	(2,684)	(5,867)	(6,722)

Free cash flow	$9,883	$(2,449)	$(1,430)	$(8,353)

(Continued) Reconciliation of GAAP measures to non-GAAP measures

(in millions, except share and per share data)

(unaudited)

	Three months ended December 31, 2019		Year ended December 31, 2019
	Low end	High end	Low end	High end
Business outlook:
Net loss	$(15.9)	$(15.6)	$(55.0)	$(54.7)
Amortization of acquired intangibles	6.1	6.1	12.5	12.5
Stock-based compensation	11.1	11.1	35.2	35.2

Non-GAAP net loss	$1.3	$1.6	$(7.3)	$(7.0)

Weighted average common shares outstanding, basic and diluted	34,000,000	34,000,000	33,000,000	33,000,000

Net loss per share	$(0.47)	$(0.46)	$(1.67)	$(1.66)
Non-GAAP net loss per share	$0.04	$0.05	$(0.22)	$(0.21)

Net loss	$(15.9)	$(15.6)	$(55.0)	$(54.7)
Interest (income) expense, net	0.8	0.8	2.2	2.2
Income taxes, net	0.2	0.2	0.7	0.7
Depreciation and amortization	8.7	8.7	21.9	21.9

EBITDA	(6.2)	(5.9)	(30.2)	(29.9)
Stock-based compensation	11.1	11.1	35.2	35.2

Adjusted EBITDA	$4.9	$5.2	$5.0	$5.3